Exhibit 99
Press Release

Contact:	Claire M. Gulmi
Executive Vice President and
Chief Financial Officer
(615) 665-1283
AMSURG CORP. TO PRESENT AT THE 2006
THOMAS WEISEL PARTNERS HEALTHCARE CONFERENCE
NASHVILLE, Tenn. (Aug. 30, 2006) — AmSurg Corp. (NASDAQ: AMSG) today announced that it will participate in the 2006 Thomas Weisel Partners Healthcare Conference on Wednesday, September 6, 2006 at the Four Seasons Hotel in Boston, Massachusetts. In connection with the conference, there will be an on-line simulcast and a replay of the Company’s presentation available at the Company’s web site starting at 9:45 a.m. Eastern Time/8:45 a.m. Central Time. Claire M. Gulmi, Executive Vice President, Chief Financial Officer and Secretary, will be speaking at the conference.
     The live audio webcast and replay of the presentation will be available on the Company’s website by going to www.amsurg.com and clicking on Investors. For the live audio, please go to the site at least 15 minutes prior to the presentation to download and install any necessary audio software. The webcast replay will be available for 30 days.
     AmSurg Corp. develops, acquires and manages physician practice-based ambulatory surgery centers in partnership with surgical and other group practices. At June 30, 2006, AmSurg owned a majority interest in 153 centers and had four centers under development and three centers awaiting CON approval.
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